Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-98781 of Great Plains Energy Incorporated on Form S-8 of our report dated June 18, 2004, appearing in this Annual Report on Form 11-K of the Great Plains Energy Incorporated Cash or Deferred Arrangement ("Employee Savings Plus") for the year ended December 31, 2003.

/s/Deloitte & Touche LLP

Kansas City, Missouri
June 24, 2004